                                                                  EXHIBIT 10.50
                                PROMISSORY NOTE

$500,000.00                     Mobile      , AL         December  30, 1997
------------------       ------------------- --------  --------------    --
                               (City)         (State)       (Date)

     For the value received, the undersigned (whether one or more, hereinafter called the "Obligors") promise(s) to pay to the order of SouthTrust Bank, National Association (hereinafter called the "Bank" or, together with any other holder of this note, the "Holder"), at any office of the Bank in Birmingham, Alabama, or at such other place as the Holder may designate, the principal sum of Five Hundred Thousand and no/100 Dollars, together with interest thereon at the rate and on the date(s) provided below from the date of this note (or other interest accrual date shown below) until maturity of the principal sum, and with interest on the unpaid balance of the principal sum (plus accrued but unpaid interest at maturity, to the extent permitted by law) at the rate which is 2 percent per annum in excess of the rate stated below or the maximum rate allowed by law, whichever is less, from maturity until said aggregate indebtedness is paid in full. Interest will accrue beginning on the date of this note unless another date is shown here: ________________________, 19 ___.

INTEREST RATE       The above-stated principal sum shall accrue interest as follows (mark applicable provision):
-------------       Interest will accrue on the above-stated principal sum at the rate per annum which is _____________
     Variable Rate  percentage points in excess of the Index Rate.  Unless another rate is made applicable below, the
-----               "Index Rate" is the rate of interest designated by the Bank periodically as its Base Rate.
                    The Base Rate is not necessarily the lowest rate charged by the Bank.  The Base Rate on the date of this note is _______________ percent.
                    ____ (mark line if applicable) The "Index Rate" is the weekly auction average yield of _____________
                         -week U.S. Treasury Bills at the most recent auction prior to the date the Index Rate is calculated.
                         The Index Rate on the date of this note is ________________ percent.
                    The rate of interest payable under this note will change to reflect to any change in the Index Rate.
                    ____ on any day the Index Rate changes.            ___ on the __________ day of each month thereafter.
                    ____ on the day each payment of interest is due    ___ ______________________________________________.
                         as provided below.
                    Obligors may prepay this note in full at any time without penalty.

  X  Fixed Rate     Interest will accrue on the above-stated principal sum at the rate of 8.19 percent per annum.
-----
     Interest on the principal sum will be calculated at the rate set forth above on the basis of a 360-day year and the actual number of days elapsed by multiplying the principal sum by the per annum rate set forth above, multiplying the product thereof by the actual number of days elapsed, and dividing the product so obtained by 360.

PAYMENT SCHEDULE    The above-stated principal sum and interest thereon shall be paid as follows (mark applicable provision):
------------------- The Obligors promise to pay the above-stated principal sum in full:
  X  Single Payment
---- of Principal    X  on February 28, 1998. _________ on demand.

                    ___ on demand, but if no demand is made, then on _____________  ____ ______________________________________

                        ________________________________________________, 19______. ____ ______________________________________

                    The Obligors promise to pay accrued interest on the principal sum:

                    ___ at maturity of the principal sum.                           X   monthly on the 30th day of each month
                                                                                   ---- January 30, 1998, and at maturity.
                    ___ quarterly beginning on _____________________, 19____,
                        on the same day every three months thereafter, and at
                        maturity.                                                  ____ ________________________________________

All payments under this note shall be made in U.S. dollars and in immediately available funds at the place where payments is due.

LOAN FEE (This provision applicable only if completed):

     A loan fee in the amount of $__________________ has been ________ included in the amount of this note and paid to the Bank from the loan proceeds. _______ paid to the Bank by cash or check at closing. The loan fee is earned by the Bank when paid and is not subject to refund except to the extent required by law.

LATE CHARGE

     If payment of the principal sum or any scheduled payment of interest is late 10 days or more, Obligors promise to pay a late charge equal to one-half of one percent (1/2%) of the amount of the payment which is late, subject to a minimum late charge of $.50 and a maximum late charge of $250.00.

     This note is secured by every security agreement, pledge, assignment, stock power, mortgage, deed of trust, security deed and/or other instrument covering personal or real property (all of which are hereinafter included in the term Separate Agreements) which secures an obligation so defined as to include this note, including without limitation all such Separate Agreements which are of even date herewith and/or described in the space below. In addition, as security for the payment of any and all liabilities and obligations of the Obligors to the Holder (including this note and the indebtedness evidenced by this note and all extensions, renewals and modification thereof, and all writings delivered in substitution therefor) and all claims of every nature of the Holder against the Obligors, whether present or future, and whether joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, direct or indirect (all of the foregoing are hereinafter included in the term Obligations), the Obligors hereby grant to the Holder a security interest in and security title to the property described below: (Describe Separate Agreements and Collateral.)

Equipment as more fully described on Exhibit A attached hereto and made a part hereof, along with any renewals, substitutions, attachments, replacements and cash or non-cash proceeds of the foregoing.

renewals and modification thereof, and all writings delivered in substitution therefor) and all claims of every nature of the Holder against the Obligors, whether present or future, and whether joint or several absolute or contingent, matured or unmatured, liquidate ??? unliquidated, direct or indirect (all of the foregoing are hereinafter included in the term Obligation ??? the Obligors hereby grant to the Holder a security ?????? and security title to the property described below: (Describe Separate Agreements and Collateral ???)

Equipment as more fully described on Exhibit A attached hereto and made a part hereof, along with any renewals, substitutions, attachments, replacements and cash or non-cash proceeds of the foregoing.

      If this note is payable on demand, or on demand but not later than a stated date, all of the Obligations shall be due and payable in full upon demand by the Holder, whether or not any default described below has occurred and whether or not the Holder reasonably deems itself to be insecure. If this note has no provision for payment on demand, the following terms apply: if default occurs in the payment of any principal or interest or any other sum under this note exactly when due or with respect to any promise or agreement contained in this note (time being of the essence of every provision of this note); or if any of the Obligors shall fail to pay any other debt or obligation to the Holder exactly when due; or if for any reason whatever the Collateral shall cease to be satisfactory to the Holder; or if any of the Obligors or any guarantor or indorser of this note shall die (if an individual) or dissolve or cease to do business (if a partnership or corporation); or if any of the Obligors or any guarantor or indorser of this note becomes insolvent, or makes a general assignment of the benefit of creditors, or files or has filed against him, her, or if a petition under any chapter of the United States Bankruptcy Code, or files or has filed against him, her, or if an application in any court of the appointment of a receiver of trustee for any substantial part of his, her, or its property or assets, or if a judgment or arbitration award is entered against any Obligor or any guarantor or indorser of this note or a levy, writ of execution, attachment, garnishment, seizure, or similar writ or judicial process is issued against any of the Obligors or any such guarantor or indorser or any of his, her, or its property or assets; or if any Obligor, indorser or guarantor of this note transfers all or any valuable part of his, her, or its assets outside the ordinary course of business, or wastes loses, or dissipates or permits waste, loss or dissipation of any valuable part of such person's assets; or if any Obligor, indorser or guarantor of this note is a partnership and any general partner of such partnership withdraws or is removed; or if any Obligor, indorser or guarantor of this note is a corporation and ownership or power to vote more than 50 percent of the voting stock of such corporation is transferred, directly or indirectly (including through any voting trust, irrevocable proxy, or the like), during any 12 month period; or if there occurs any default or event authorizing acceleration as provided under any Separate Agreement; or if any of the Obligors or any indorser or guarantor breaches any subordination agrement or intercreditor agreement made with or for the benefit of the Holder; or if at any time in the sole opinion of the Holder the financial responsibility of any Obligor or any indorser or guarantor of this note shall become impaired; or the Holder otherwise deems itself to be insecure then, if any of the foregoing occur, all unpaid amount of any or all of the Obligations (including this note) and all accrued but unpaid interest thereon shall, at the option of the Holder and without notice or demand, become immediately due and payable, notwithstanding any time or credit allowed under any of the Obligations or under any instrument evidencing the same.

      The Obligors are jointly and severally liable for the payment of this note and have subscribed their names hereto without condition that anyone else should sign or become bound hereon and without any other condition whatever being made. The provisions printed on the back of this page are a part of this note. The provisions of this note are binding on the heirs, executors, administrators, successors and assigns of each and every Obligor and shall inure to the benefit of the Holder, its successors and assigns. This note is executed under the seal of each of the Obligors and the of the indorsers, if any, with the intention that it be an instrument under seal.

        CAUTION -- IT IS IMPORTANT THAT YOU THOROUGHLY READ THE CONTRACT
                              BEFORE YOU SIGN IT.


Address of Obligor:

360 Central Avenue                      INSURANCE MANAGEMENT SOLUTIONS, INC.
------------------------------          -----------------------------------[LS.]
St. Petersburg, FL 33701               By  /s/ G. Kristin Delano  Secretary
------------------------------             --------------------------------[LS.]
                                                                    Title

No. AKT                                 Signature
    --------------------------          -----------------------------------[LS.]
Officer: TM
         ---------------------
Branch: 52                              Signature
        ----------------------          -----------------------------------[LS.]
         Sandy F. Hesley